UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): OCTOBER 22, 2004

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2004, the registrant issued a press release announcing financial results for the first quarter ended September 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report furnished pursuant to this Item 2.02 and the exhibits hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2004, the registrant’s Board of Directors, on the recommendation of its Nominating Committee, appointed Mr. Alan Dunn to the Board of Directors as a Class II director. Mr. Dunn has been the President of GDI Consulting & Training Company (a manufacturing industry consulting firm focusing on cost and process improvement, productivity improvement and operational transformations) and the Chairman of its parent company, Gerald E. Dunn, Inc., since 1980. He currently serves as a director (since 2000) and the Chairman of the Compensation Committee (since 2003) of Idaho Asphalt Supply Company, a $90 million privately held company. Formerly, he served as a director and a member of the Compensation Committee of TMI Integrated Systems (2000-April 2004), a director of Air Logistics Corporation (1998-2003), and a director of R.W. Lyall Company (1997-2000), each a privately held company, and a director of Tomorrow’s Morning, Inc. (1995-1998), a company that went public in 1998. Mr. Dunn received a Bachelor’s degree from California State University at Fullerton. As of the date of this report, Mr. Dunn has not been named to any committee of the Board of Directors, and it is not currently anticipated that Mr. Dunn will be named to any committee of the Board of Directors in the near term.

GDI Consulting & Training Company performs certain consulting work for the registrant related to the registrant’s operations function, including assisting the registrant’s managers in the design of new material handling methods to be used in its manufacturing facilities and providing cost accounting analysis software and consulting assistance to the accounting department. During fiscal 2004, the registrant paid GDI Consulting & Training Company approximately $38,000 for its consulting services and certain software maintenance.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press release dated October 25, 2004 of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: October 28, 2004	By:	/s/ John R. Reaves
John R. Reaves
Chief Financial Officer